EXHIBIT 10.2

Form of Stock Option Award Notice and Agreement

Pernix Group, Inc.

Incentive Stock Option Plan

2012 STOCK OPTION AWARD AGREEMENT

THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT of 1933, AS AMENDED.

This Stock Option Agreement (“Agreement”) is made and entered into as of the date of grant set forth below (the “Date of Grant”)

BETWEEN:	Pernix Group, Inc. (the “Company), a corporation organized and existing under the laws of the State of Delaware, with its head office located at: 151 East 22nd Street, Lombard, Illinois 60148

AND:	Insert Name ( Pernix Group, Inc. President and Chief Executive Officer) (the “Optionee”), an individual with his or her main address at: Insert Address

Capitalized terms not defined herein shall have the meaning ascribed to them in the Pernix Group, Inc. 2012 Incentive Stock Option Plan (the “Plan”).

Total Option Stock:

Exercise Price Per Share: Equal to the fair market value of the Pernix Group, Inc. Common Stock (“Common Stock” or “Stock”) as of the Date of Grant. Fair market value shall be determined in accordance with the Plan document as defined.

Date of Grant:

Vesting Date: One          of the total number of options granted under this Agreement shall become exercisable in cumulative fashion on the first anniversary (            )  through the          anniversary (              )  of the Date of Grant.

Expiration Date for Exercise of Options:  Each option granted under the Plan shall by its terms expire and shall not be exercisable after the expiration of ten years from the Date of Grant and shall be subject to earlier termination as expressly provided in the Plan.

Type of Stock Option: Qualified Incentive Stock Option

Terms and Conditions

1.              GRANT OF OPTION

The Company hereby grants to Optionee an option (the “Option”) to purchase the total number of shares of Stock of the Company set forth above (the “Stock”) at the Exercise Price Per Share set forth above (the “Exercise Price”), subject to all of the terms and conditions of this Agreement and the Plan. If designated as an Incentive Stock Option above, the Option is intended to qualify as an “incentive stock option” (“ISO”) within the meaning of Section 422 of the Internal Revenue Code, as amended (the “Code”). Only Employees of the Company shall receive ISOs.

2.              EXERCISE PRICE

The aggregate fair market value of the Stock, with respect to which options are exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. For purposes of this determination, according to Section 5.5 of the Plan, (i) options shall be taken into account in the order in which they were granted, (ii) the fair market value of any Stock shall be determined as of the time the option with respect to such Stock was granted, and (iii) the term “Stock” shall mean any stock of the Company or of its parent or subsidiary (within the meaning of Sections 424(e) and (f) of the Code) with respect to which the optionee has been granted incentive stock options (as defined in Section 422 of the Code).

Notwithstanding the provisions of Section 5.1 of the Plan, an option may be granted, consistent with the other terms of the Plan, to an employee who owns (within the meaning of Sections 422(b)(6) and 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or a parent or subsidiary of the Company if, at the time such option is granted, the option price is an amount which equals or exceeds 110% of the fair market value of the Stock subject to the option, and such option by its terms is not exercisable more than five (5) years after it is granted. The Plan shall be managed by the Company in its grant and administration practices so as not to incur additional tax under Section 409A of the Code.

3.              EXERCISE OF OPTION

Option Exercisability. Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Committee, an Option shall terminate immediately upon the Optionee’s termination of Service to the extent that it is then unvested and shall be exercisable after the Optionee’s termination of Service to the extent it is then vested only during the applicable time period set forth in Section 7.1 of the Plan.

An option granted under the Plan shall not be exercisable until the expiration of six months from the date of its grant and in the case of a grant which is conditioned upon subsequent shareholder approval of the Plan, six months from the date of such shareholder approval. Unless otherwise provided in any option grant under the Plan, following the expiration of the applicable six-month holding period, up to one-fifth (ignoring fractional stock) of the total number of shares of stock subject to an option granted under the Plan shall become exercisable in cumulative fashion on the first through fifth anniversary dates of the grant of the option. In no case may an option be exercised as to less than one hundred (100) shares of stock at any one time (or the remaining shares of stock covered by the option if less than one hundred (100)). The options subject to this Agreement shall be exercisable as set forth under “Vesting Date” above, subject to the other restrictions of this paragraph.

EXERCISE NOTICE

Exercise Notice and Methods of Payment. An option granted under the Plan shall be exercised by the delivery by the holder thereof to the Company at its principal office (attention of the Chief Financial Officer with a copy to Corporate Counsel) of written notice of the number of shares of stock with respect to which the option is being exercised accompanied by payment in full of the purchase price of such stock. A Pernix Group, Inc. ISOP Exercise Notice form is provided as Exhibit A to this Agreement. Payment for such stock may be made (as determined by the Committee) (i) in cash, (ii) by certified check payable to the order of the Company in the amount of such purchase price, (iii) by delivery of Stock to the Company having a fair market value equal to said purchase price, or (iv) by any combination of the methods of payment described in (i) through (iii) above.

Rights as an Optionee Not as a Stockholder. An Optionee shall have no rights as a stockholder with respect to any stock covered by an award granted until the date of the issuance of such stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such stock are issued, except as provided in this Plan.

Disability. If the Optionee’s Service terminates because of the Disability (within the meaning of Section 22(e)(3) of the Code)  of the Optionee, the Option, to the extent unexercised and exercisable and vested on the date on which the Optionee’s Service terminated, may be exercised by the Optionee (or the Optionee’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Optionee’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in this Agreement evidencing such Option (the Option Expiration Date).

Death. If the Optionee’s Service terminates because of the death of the Optionee, then the Option, to the extent unexercised and exercisable and vested  on the date on which the Optionee’s Service terminated, may be exercised by the Optionee’s legal representative or other person who acquired the right to exercise the Option by reason of the Optionee’s death at any time prior to the expiration of twelve (12) months after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date. The Optionee’s Service shall be deemed to have terminated on account of death if the Optionee dies within three (3) months after the Optionee’s termination of Service.

Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Optionee’s Service is terminated for Cause or if, following the Optionee’s termination of Service and during any period in which the Option otherwise would remain exercisable, the Optionee engages in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act.  Cause means, unless such term or an equivalent term is otherwise defined with respect to an Award by a written contract of employment or service, any of the following: (i) the Optionee’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Company documents or records; (ii) the Optionee’s material failure to abide by the Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Optionee’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company (including, without limitation, the Optionees improper use or disclosure of the Company’s confidential or proprietary information); (iv) any intentional act by the Optionee which has a material detrimental effect on the Company’s reputation or business; (v) the Optionee’s repeated failure or inability to perform any reasonable assigned duties after written notice from the Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Optionee of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the Optionee and the Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Optionee’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Optionee’s ability to perform his or her duties with the Company.

Retirement. Upon the termination of the employment of a holder of an option under the Plan by reason of such holder’s qualified retirement, such holder may exercise any options, to the extent such options were exercisable at the date of such termination of employment, provided that such exercise occurs both within the remaining option term and within the three-month period after the date of termination of employment due to retirement.  “Qualified Retirement” means with respect to an Employee a termination from employment from the Company or any of its subsidiaries that occurs after the Employee attains age 65 and at the time of the termination the Employee has 10 or more years of continuous service as a full-time Employee of the Company.

Other Termination of Service. If the Optionee’s Service terminates for any reason, except Disability, death, Retirement or Cause, the Option, to the extent unexercised and exercisable and vested on the date on which the Optionee’s Service terminated, may be exercised by the Optionee at any time prior to the expiration of three (3) months after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date.

Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of an Option within the applicable time periods set forth in this Section is prevented by the provisions of Section 12 below, the Option shall remain exercisable until thirty (30) days after the date such exercise first would no longer be prevented by such provisions, but in any event no later than the Option Expiration Date.

Transferability of Options. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or the Optionee’s guardian or legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Optionee or the Optionee’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the this agreement evidencing such Option, an Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act.

Leave of Absence. The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any option. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on the grant of options under the Plan theretofore made to any recipient who takes such leave of absence.

4.              CHANGES IN CAPITALIZATION

Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of stock, exchange of stock, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair market value of the Stock, appropriate and proportionate adjustments shall be made in the number and class of stock subject to the Plan and to any outstanding Awards, and in the exercise or purchase price per share of any outstanding Awards in order to prevent dilution or enlargement of Optionee’s rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as effected without receipt of consideration by the Company. If a majority of the stock which are of the same class as the stock that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) stock of another corporation (the New Stock), the Committee may unilaterally amend the outstanding Awards to provide that such Awards are for New Stock. In the event of any such amendment, the number of shares of stock subject to, and the exercise or purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion.

Fractional Stock. The Company shall not be required to issue fractional shares of stock upon the exercise or settlement of any Award. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and the exercise price per share shall be rounded up to the nearest whole cent. In no event may the exercise price of any Award be decreased to an amount less than the par value, if any, of the stock subject to the Award. The Committee in its sole discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate. The adjustments determined by the Committee pursuant to this Section shall be final, binding and conclusive.

5.              FURTHER CONDITIONS OF EXERCISE

Representations. The Optionee understands that unless prior to the exercise of the option the Stock issuable upon such exercise have been registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, the notice of exercise shall be accompanied by a representation or agreement of the individual exercising the option to the Company to the effect that such stock is being acquired for investment and not with a view to the resale or distribution thereof or such other documentation as may be required by the Company unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with the said Act.

Compliance Requirement. The Optionee understands that the Company shall not be obligated to deliver any shares of the Stock until they have been listed on each securities exchange on which the Stock may then be listed or until there has been qualification under or compliance with such state or federal laws, rules or regulations as the Company may deem applicable.

Restrictions on Resale. The Optionee understands that certain officers and directors of the Company may be deemed to be “affiliates” of the Company as that term is defined under the Securities Act. The Stock acquired under the Plan by an affiliate may be reoffered or resold in the United States only pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act.

6.              CHANGE IN CONTROL

Effect of Change in Control on Awards. Subject to the requirements and limitations of Section 409A if applicable, the Committee may provide for any one or more of the following:

(a) Accelerated Vesting. The Committee may, take such actions as it deems appropriate to provide for the acceleration of the exercisability, vesting and/or settlement in connection with such Change in Control of each or any outstanding Award or portion thereof and stock acquired pursuant thereto upon such conditions, including termination of the Optionee’s Service prior to, upon, or following such Change in Control, to such extent as the Committee shall determine. Change in Control shall be defined as set forth in Section 2.1(f) of the Plan which is intended to mirror Section 409A of the Code.

(b) Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Optionee, either assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable. For purposes of this Section, if so determined by the Committee, in its discretion, an Award denominated in Stock shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Stock subject to the Award, to consist solely of stock of the Acquiror equal in Fair market value to the per share consideration received by holders of Stock pursuant to the Change in Control. If any portion of such consideration may be received by holders of Stock pursuant to the Change in Control on a contingent or delayed basis, the Committee may, in its sole discretion, determine such Fair market value per share as of the time of the Change in Control on the basis of the Committees good faith estimate of the present value of the probable future payment of such consideration. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

(c) Cash-Out of Awards. The Committee may, in its discretion and without the consent of any Optionee, determine that, upon the occurrence of a Change in Control, each or any Award or a portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Committee) of Stock subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair market value equal to the Fair market value of the consideration to be paid per share of Stock in the Change in Control, reduced by the exercise or purchase price per share, if any, under such Award. If any portion of such consideration may be received by holders of Stock pursuant to the Change in Control on a contingent or delayed basis, the Committee may, in its sole discretion, determine such Fair market value per share as of the time of the Change in Control on the basis of the Committees good faith estimate of the present value of the probable future payment of such consideration. In the event such determination is made by the Committee, the amount of such payment (reduced by applicable withholding taxes, if any) shall be paid to Optionees in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

(d)         Federal Excise Tax Under Section 4999 of the Code.

(i) Excess Parachute Payment. In the event that any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Optionee would subject the Optionee to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an excess parachute payment under Section 280G of the Code, the Optionee may elect, in his or her sole discretion, to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization.

(ii) Determination by Independent Accountants. To aid the Optionee in making any election called for under Section 12.2(a) of the Plan, no later than the date of the occurrence of any event that might reasonably be anticipated to result in an excess parachute payment to the Optionee as described in Section 12.2(a) of the Plan, the Company shall request a determination in writing by independent public accountants selected by the Company (the

Accountants). As soon as practicable thereafter, the Accountants shall determine and report to the Company and the Optionee the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Optionee. For the purposes of such determination, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Optionee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determination. The Company shall bear all fees and expenses the Accountants may reasonably charge in connection with their services contemplated by this Section 12.2(b) of the Plan.

7. FEDERAL INCOME TAX CONSEQUENCES OF ISSUANCE AND EXERCISE OF OPTIONS

This summary of the principal U.S. federal income tax consequences generally applicable to option awards under the Plan does not purport to consider all of the possible U.S. federal tax consequences of the awards and is not intended to reflect the particular tax position of any award recipient. This summary is based upon the U.S. federal tax laws and regulations now in effect and as currently interpreted and does not take into account possible changes in such tax laws or such interpretations, any of which may be applied retroactively. Award recipients are strongly advised to consult their own tax advisors for additional information.

Grant of an Option.  The grant of an option is not expected to result in any taxable income for the recipient as of the date of the grant, except that in the event non-statutory options are granted with an exercise price lower than the then-current fair market value of the Stock, the difference between the exercise price and the then-current fair market value may be treated as deferred compensation income recognized as of the date the non-statutory options are granted.

Exercise of Incentive Stock Option.  The holder of an incentive stock option generally will have no taxable income upon exercising the option if the rules for Incentive Stock Options under Section 422 of the Code and accompanying regulations are followed (except that a tax liability may arise pursuant to the alternative minimum tax), and the Company will not be entitled to a tax deduction.

Exercise of Nonqualified Stock Option.  Generally, subject to Code Section 409A, upon exercising a nonqualified stock option (which can occur if the proper rules for Incentive Stock Options under Section 422 of the Code and accompanying regulations are not followed—see below), the award recipient must recognize ordinary income equal to the excess of the fair market value of the stock acquired on the date of exercise over the exercise price. The income will be treated as compensation income subject to payroll and withholding tax obligations. The Company would be entitled to a compensation deduction in the amount of income recognized by the award recipient.

Disposition of Stock Acquired Through an Option.  The tax consequence to a holder of an option upon a disposition of stock acquired through the exercise of an option will depend on how long the stock has been held and upon whether such stock was acquired by exercising an incentive stock option or by exercising a nonqualified stock option.

Generally, the disposition of stock which was acquired by exercise of an incentive stock option will be taxable as long-term capital gain or loss if the award recipient disposes of the stock more than two years after the option was granted and at least one year after exercising the option. If the award recipient fails to satisfy the holding period requirements for treatment as an incentive stock option, a disposition will result in any gain being treated as compensation income subject to ordinary tax rates. If the award recipient is still an employee of the Company at the time of the disposition, the amount of gain treated as compensation will also be subject to payroll and withholding taxes.

If an award recipient disposes of stock acquired through the exercise of a nonqualified option, any gain or loss will be treated as a capital gain or loss. To the extent such stock has been held for at least one year after exercise of the nonqualified option, the gain or loss will be treated as long-term capital gain or loss.

Generally, there will be no tax consequence to the Company in connection with the disposition of stock acquired under an option, except that the Company may be entitled to a tax deduction in the case of the disposition of stock acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Code have been satisfied or other disqualifying event occurs to make the options become nonqualified stock options.

The above description is not meant to constitute specific tax advice. For that, the reader should consult his or her individual tax advisor. The Company does not intend, through this Agreement or the Plan, to provide tax advice.

Application of Section 16 of the Securities Exchange Act of 1934.  Special rules may apply in the case of individuals subject to Section 16 of the Securities Exchange Act of 1934, as amended. In particular, unless a special election is made pursuant to the Code, stock received pursuant to the exercise of a stock option may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of the Company’s tax deduction, are determined as of the end of such period.

Delivery of Stock to Satisfy Tax Obligation.  Under the Plan, Optionees may deliver shares of Stock (either stock received upon the receipt or exercise of the award or stock previously owned by the holder of the option) to the Company to satisfy federal and state tax obligations unless the Board provides to the contrary in the award agreement.

No Acceleration of Distributions. Notwithstanding anything to the contrary herein, this Plan does not permit the acceleration of the time or schedule of any distribution under this Plan pursuant to any Award subject to Section 409A of the Code, except as provided by Section 409A and Section 409A Regulations.

Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Optionee, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Company with respect to an Award or the stock acquired pursuant thereto. The Company shall have no obligation to deliver Stock, to release Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Company’s tax withholding obligations have been satisfied by the Optionee.

Withholding in Shares of Stock. The Company shall have the right, but not the obligation, to deduct from the Stock issuable to Optionee upon the exercise or settlement of an Award, or to accept from the Optionee the tender of, a number of whole Stock having a Fair market value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Company. The Fair market value of any Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

Deferral and/or Distribution Elections. See the Plan document for requirements pertaining to deferral and / or distribution elections.

8.              EFFECTIVE DATE AND TERM; TERMINATION, MODIFICATION AND AMENDMENT.

Life of the Plan. The Plan shall became effective on December  8, 2011 on the date it was approved by the Board of Directors of the Company and the Plan (but not options granted under the Plan) shall terminate ten (10) years from the date of its adoption by the Board (December 8, 2021) . The Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding stock of the Company’s Stock entitled to vote thereon. See the Plan for additional rules pertaining to the governance of the Plan.

Amendment Protocols. The Committee may, without further action by the shareholders and without receiving further consideration from the Optionees, amend the Plan or condition or modify grants of options under the Plan in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to the Plan or to comply with NASD rules or requirements. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Optionee. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Optionee, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A of the Code and all applicable guidance promulgated thereunder.

9.              COMPLIANCE WITH SECURITIES LAW.

The grant of Awards and the issuance of  Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or stock issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the stock issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the stock issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such stock as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

10.       MISCELLANEOUS PROVISIONS.

Repurchase Rights. Stock issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Optionee shall execute any agreement evidencing such transfer restrictions prior to the receipt of  Stock hereunder and shall promptly present to the Company any and all certificates representing Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

Forfeiture Events.

(a) The Optionee’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events as detailed in the Plan, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause or any act by Optionee, whether before or after termination of Service, that would constitute Cause for termination of Service.

(b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Optionee who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Optionee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement.

Provision of Information. Each Optionee shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s stockholders.

Rights as Employee. No person, even though eligible pursuant to Section 5 of the Plan, shall have a right to be selected as an Optionee, or, having been so selected, to be selected again as a Optionee. Nothing in the Plan or any Award granted under the Plan shall confer on any Optionee a right to remain an Employee or interfere with or limit in any way any right of a Company to terminate the Optionee’s Service at any time. To the extent that an Employee of a Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

Delivery of Title to Stock. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the stock acquired pursuant to an Award and shall deliver such stock to or for the benefit of the Optionee by means of one or more of the following: (a) by delivering to the Optionee evidence of book entry Stock credited to the account of the Optionee, (b) by depositing such Stock for the benefit of the Optionee with any broker with which the Optionee has an account relationship, or (c) by delivering such  Stock to the Optionee in certificate form.

Retirement and Welfare Plans. Neither Awards made under this Plan nor  Stock or cash paid pursuant to such Awards shall be included as compensation for purposes of computing the benefits payable to any Optionee under the Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing such benefits.

Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Company to take any action which such entity deems to be necessary or appropriate.

Unfunded Obligation. Optionees shall have the status of general unsecured creditors of the Company. Any amounts payable to Optionees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974 and Section 409A of the Code and subsequent statutes and regulations. No Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Optionee account shall not create or constitute a trust or fiduciary relationship between the Committee or any Company and  Optionee, or otherwise create any vested or beneficial interest in any Optionee or the Optionee’s creditors in any assets of any Participating Company. The Optionees shall have no claim against any Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

Counterparts. This Agreement may be executed in counterparts each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Choice of Law and Venue. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of Delaware, without regard to its conflict of law rules. Exclusive jurisdiction shall be in the Courts of the State of Illinois.

11.       OPTIONEE’S REPRESENTATIONS

By receipt of this Option, by its execution, and by its exercise in whole or in part, Optionee represents to the Company that Optionee understands that:

a.              Both this Option and any Stock purchased upon its exercise are securities, the issuance by the Company of which requires compliance with federal and state securities laws;

b.              These securities are made available to Optionee only on the condition that Optionee makes the representations contained in this Section 11 to the Company;

c.               Optionee has made a reasonable investigation of the affairs of the Company sufficient to be well informed as to the rights and the value of these securities;

d.              Optionee understands that the securities have not been registered under the Securities Act of 1933, as amended (the “Act”) in reliance upon one or more specific exemptions contained in the Act, which may include reliance on rules promulgated under the Act, if available, or which may depend upon (a) Optionee’s bona fide investment intention in acquiring these securities; (b) Optionee’s intention to hold these securities in compliance with federal and state securities laws; (c) Optionee having no present intention of selling or transferring any part thereof (recognizing that the Option is not transferable) in violation of applicable federal and state securities laws; and (d) there being certain restrictions on transfer of the Stock subject to the Option;

e.               Optionee understands that the Stock subject to this Option, in addition to other restrictions on transfer, must be held indefinitely unless subsequently registered under the Act, or unless an exemption from registration is available; the usual exemption from registration, is only available after the satisfaction of certain holding periods and in the presence of a public market for the Stock; that there is no certainty that a public market for the Stock will exist, and that otherwise it will be necessary that the Stock be sold pursuant to another exemption from registration which may be difficult to satisfy; and

f.                Optionee understands that the certificate representing the Stock will bear a legend prohibiting their transfer in the absence of their registration or the opinion of counsel for the Company that registration is not required, and a legend prohibiting their transfer in compliance with applicable state securities laws unless otherwise exempted.

g.               Optionee shall have sole responsibility to pay the necessary taxes connected with an option grant and the Company shall have no responsibility thereunder except to provide the necessary annual reporting form, if applicable.

h.              By accepting this Award, the Optionee voluntarily acknowledges and consents to the collection, use, processing and transfer of personal data as described in this section. The Optionee is not obliged to consent to such collection, use, processing and transfer of personal data. However, failure to provide the consent may affect the Optionee’s ability to participate in the Plan. The Corporation holds certain personal information about the Optionee, which may include the Optionee’s name, home address and telephone number, facsimile number, e-mail address, family size, marital status, sex, beneficiary information, emergency contacts, passport/visa information, age, language skills, driver’s license information, date of birth, birth certificate, social security number or other employee identification number, nationality, C.V. (or resume), wage history, employment references, job title, employment or severance contract, current wage and benefit information, personal bank account number, tax related information, plan or benefit enrollment forms and elections, equity or benefit statements, any shares of stock or directorships in the Company, details of all equity awards or any other entitlements to shares of stock awarded, canceled, purchased, vested, unvested or outstanding in the Optionee’s favor, for the purpose of managing and administering the Plan (“Data”). The Company will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Optionee’s participation in the Plan, and the Company may further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located throughout the world, including the United States of America. The Optionee authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Optionee’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of Stock or cash on the Optionee’s behalf to a broker or other third party with whom the Optionee may elect to deposit any lump sum cash payment or shares of Stock acquired pursuant to the Plan. The Optionee may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the in house legal counsel for the Company; however, withdrawing the Optionee’s consent may affect the Optionee’s ability to participate in the Plan.

12.       MARKET STANDOFF

Unless the Board of Directors otherwise consents, Optionee agrees hereby not to sell or otherwise transfer any Stock or other securities of the Company during the 180 day period following the effective date of a registration statement of the Company filed under the Act; provided, however, that such restriction shall apply only to the first two registration statements of the Company to become effective under the Act which includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period.

13.       COMPLETE AGREEMENT

This Agreement constitutes the entire agreement between the parties with respect to its subject matter, and supersedes all other prior or contemporaneous agreements and understandings both oral or written; subject, however, that in the event of any conflict between this Agreement and the Plan, the Plan shall govern. This Agreement may only be amended in a writing signed by the Company and the Optionee.

14.       CONFIDENTIALITY

The Optionee agrees to not disclose the existence or terms of this Agreement to any other employees of the Company or third parties with the exception of the Optionee’s accountants, attorneys, or spouse, and shall ensure that none of them discloses such existence or terms to any other person, except as required to comply with legal process.

15.       NOTICES

Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the in house legal counsel of the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee may be either a) delivered in electronic form or b) may be in delivered in writing and addressed to Optionee at the address indicated above or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; ten business days after deposit in the United States of America mail by certified or registered mail (return receipt requested); ten business day after deposit with any return receipt express courier (prepaid); or five business days after transmission by fax provided that a telephonic notice is also provided from our Corporate Headquarters in Lombard, Illinois, (630) 620-4787.

The Company may, in its sole discretion, decide to deliver any documents related to the plan or options awarded under the Plan or stock acquired pursuant to the Plan or future awards under the Plan by electronic means or request Optionee’s consent to participate in the Plan by electronic means. Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES OF STOCK PURSUANT TO SECTION 3 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE OR CONSULTANT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING STOCK HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION, THE COMPANY’S PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR CONSULTANT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S EMPLOYMENT OR CONSULTING RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

Optionee acknowledges receipt of a copy of the Plan, represents that Optionee is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of this Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or of the Committee upon any questions arising under the Plan.

Acknowledgement of Optionee
Optionee Signature
Date

CONSENT OF SPOUSE IF APPLICABLE

The undersigned spouse of the Optionee to the foregoing Stock Option Agreement acknowledges on his or her own behalf that: I have read the foregoing Stock Option Agreement and I know its contents. I hereby consent to and approve of the provisions of the Stock Option Agreement, and agree that the Stock issued upon exercise of the options covered thereby and my interest in them are subject to the provisions of the Stock Option Agreement and that I will take no action at any time to hinder operation of the Stock Option Agreement on those Shares of Stock or my interest in them.

NAME OF SPOUSE (IF APPLICABLE)

[ADDRESS], [CITY], [STATE], [ZIP]

The Corporation and the Optionee hereby agree to the terms and conditions of this Agreement and have executed it as of the Date of Grant. Approval by Optionee

Name of Optionee	Signature of Optionee	Date of Grant

Approval of Pernix Group, Inc. or of the Compensation Committee of the Board of Directors *

Chairman of the Board of Directors
Ralph Beck

Director
Jeffery Adams

Director
Carl Smith

President and Chief Executive Officer
Nidal Z. Zayed

*The approval of the Compensation Committee is required on this Agreement if the Option award is being granted to the President and Chief Executive Officer of Pernix Group, Inc. For other Option awards, the approval of the President and Chief Executive Officer of Pernix Group, Inc. is required on this Agreement and the Compensation Committee may approve the individual award in the form of a Compensation Committee Board Resolution.

Exhibit A

PERNIX GROUP, INC. 2012 INCENTIVE STOCK OPTION PLAN

EXERCISE NOTICE

COMPANY NAME:  Pernix Group, Inc.

Attention:

1. Exercise of Option. Effective as of today,                       , 20    , the undersigned Optionee hereby elects to exercise Optionee’s option to purchase                  Shares of the Common Stock of Pernix Group, Inc. (the Company.) under and pursuant to the 2012 Incentive Stock Option Plan (the “Plan”) and the Stock Option Award Agreement dated                 ,            (the “Option Agreement”).

2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price of the Shares, as set forth in the Option Agreement.

3. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Shareholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the optioned Stock, notwithstanding the exercise of the Option. The Shares shall be issued to the Optionee as soon as practicable after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided under the terms of the Plan.

5. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares.  Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

6. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

7. Interpretation. Any dispute regarding the interpretation of this Exercise Noticeshall be submitted by Optionee or by the Company forthwith to the Administrator which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties.

8. Governing Law; Severability. This Exercise Notice is governed by the laws of the State of Delaware.

9. Entire Agreement. The Plan and Option Agreement are incorporated herein by reference. This Exercise Notice, the Plan, and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and

Optionee.

Submitted by:	Accepted by:
Pernix Group, Inc.

Signature By

Print Name Title

Address	Address
Date Received